Exhibit 99.1          Press Release dated August 9, 2012

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results and Reaffirms 2012 Full-Year Guidance

•	Service Fee Revenue, net of contractual allowances and discounts (“Revenue”) was $171.7 million, an increase of 12.0% from $153.4 million in the second quarter of 2011
•	Adjusted EBITDA(1) was $31.4 million, an increase of 2.8% from $30.5 million in the prior year’s second quarter; RadNet’s trailing twelve month Adjusted EBITDA(1) rises to $119.8 million
•	RadNet reports diluted per share Net Income of $0.07 compared to diluted per share Net Income $0.09 in the prior year’s second quarter; excluding a $1.7 million gain in the second quarter of 2011 from the disposal of imaging center assets, net income increased from $0.05 per share in the second quarter of 2011 to $0.07 per share in the second quarter of 2012
•	On a sequential basis, comparing the second quarter’s performance in 2012 with the first quarter of 2012, Revenue increased $3.2 million, Adjusted EBITDA(1) increased $2.3 million and Net Income increased $3.1
•	Same Center procedural volumes increased 0.8% as compared with the second quarter of 2011
•	RadNet reaffirms 2012 guidance levels

LOS ANGELES, California, August 9, 2012 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 237 owned and/or operated outpatient imaging centers (inclusive of 21 facilities held in Joint Ventures), today reported financial results for its second quarter of 2012.

Second Quarter Financial Results

For the second quarter of 2012, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income Attributable to RadNet, Inc. Common Stockholders (“Net Income”) of $171.7 million, $31.4 million and $2.9 million, respectively. Revenue increased $18.4 million (or 12.0%), Adjusted EBITDA(1) increased $0.9 million (or 2.8%) and Net Income decreased $575 thousand, respectively, over the second quarter of 2011. Net Income for the second quarter was $0.07 per diluted share, compared to a Net Income of $0.09 per diluted share in the second quarter of 2011 (based upon a weighted average number of diluted shares outstanding of 39.4 million and 39.8 million for these periods in 2012 and 2011, respectively). Excluding a $1.7 million gain (or $0.04 per share) from property and casualty insurance settlement proceeds in the second quarter of 2011 from the disposal of imaging center assets in California, Net Income increased from $0.05 per share to $0.07 per share in the second quarter of 2012. On a sequential basis, comparing the second quarter’s performance in 2012 with the first quarter of 2012, Revenue increased $3.2 million, Adjusted EBITDA(1) increased $2.3 million and Net Income increased $3.1.

1

Affecting operating results in the second quarter of 2012 were certain non-cash expenses and non-recurring items including: $531,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $163,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $276,000 loss on the disposal of certain capital equipment; $771,000 of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our existing credit facilities; and $1.2 million fair value gain from our interest rate swaps, net of the amortization of an Accumulated Comprehensive Loss existing prior to April 6, 2010.

For the second quarter of 2012, as compared to the prior year’s second quarter, MRI volume increased 18.8%, CT volume increased 19.6% and PET/CT volume increased 10.3%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 14.5% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2012 and 2011, MRI volume increased 2.3%, CT volume increased 3.2% and PET/CT volume decreased 5.1%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 0.8% over the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “We are pleased with our second quarter results. While we achieved modest same center volume growth of 0.8% as compared to last year’s second quarter, our performance remains extraordinary in a healthcare environment that is challenged with decreased physician office visits and efforts to lower the utilization of imaging services. Furthermore, on a sequential basis, comparing our second quarter 2012 results with those of our first quarter, our Revenue, EBITDA and Net Income showed marked improvement. We are pleased with our marketing and contracting efforts designed to increase market share and our continuing focus on providing high quality service to our patients and referring physician communities. Because of our geographic concentration, ability to capitate with payors and our multimodality capabilities, we continue to believe we are well positioned for the post-reform, dynamically changing landscape of healthcare.”

Dr. Berger continued, “In addition to driving growth in aggregate Revenue and Adjusted EBITDA(1) this quarter, our focus on profitability, cost containment and maintaining operating margins has resulted in almost $3 million of Net Income for the second quarter. We continue to believe that the strength of our operating model and our growing scale will allow us to significantly increase profitability into the future.”

“We are optimistic about our future performance, in part, because we are in process with or have completed several recent initiatives whose benefits have yet to be fully reflected in our financial results. First, we continue to successfully integrate the recently acquired assets from CML Healthcare in Maryland and Rhode Island. We are on track to complete this integration by the end of 2012, and expect to benefit from additional financial contribution from these acquired operations. Likewise, we completed the acquisition of West Coast Radiology at the beginning of the second quarter, and will benefit from certain future consolidation opportunities in our Orange County region. Second, we recently commenced the operations of our new joint venture with Barnabas Health in New Jersey. We anticipate recognizing the financial contribution from management services we will be providing to our collective New Jersey assets and from our recently announced joint venture imaging center under construction. Lastly, we anticipate completing the integration of voice recognition transcription capabilities by year-end which will provide us significant cost savings and operational efficiencies beginning 2013,” added Dr. Berger.

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Six Month Financial Results

For the six months ended June 30, 2012, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income of $340.2 million, $60.5 million and $2.8 million, respectively. Revenue increased $42.8 million (or 14.4%), Adjusted EBITDA(1) increased $4.3 million (or 7.6%) and Net Income increased $190,000, respectively, over the first six months of 2011. Net Income for the six month period ended June 30, 2012 was $0.07 per diluted share, compared to Net Income of $0.07 per diluted share in corresponding six month period of 2011 (based upon a weighted average number of fully diluted shares outstanding of 39.2 million and 39.4 million for these periods in 2012 and 2011, respectively). Excluding a $2.2 million gain (or $0.05 per share) primarily resulting from property and casualty insurance settlement proceeds in the first half of 2011 from the disposal of imaging center assets in California, Net Income increased from $0.02 per share to $0.07 per share in the six months of 2012.

Affecting operating results in the first six months of 2012 were certain non-cash expenses and non-recurring items including: $1.7 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $612,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $300,000 loss on the disposal of certain capital equipment; $1.5 million of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our existing credit facilities; and $2.2 million fair value gain from our interest rate swaps, net of the amortization of an Accumulated Comprehensive Loss existing prior to April 6, 2010.

2012 Guidance

RadNet reaffirms its previously announced 2012 fiscal year guidance ranges as follows:

Service Fee Revenue, Net of Contractual Allowances and Discounts (a)	$648 million - $688 million
Adjusted EBITDA(1)	$120 million - $130 million
Capital Expenditures (b)	$35 million - $40 million
Cash Interest Expense	$46 million - $51 million
Free Cash Flow Generation (c)	$30 million - $40 million

(a)	Equivalent to original guidance of $660 million to $700 million as adjusted for the adoption of ASU 2011-07 “Health Care Entities (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities”
(b)	Net of proceeds from the sale of equipment.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

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Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2012 results on Thursday, August 9th, 2011 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Daylight Time).

Conference Call Details:

Date: Thursday, August 9, 2012

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-263-2786

International Dial-In Number: 913-312-1496

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 9486821.

There will also be a simultaneous live webcast of the conference call which can be accessed under "News" in the RadNet Investor Relations section of the company website at http://www.radnet.com/ or you may use the link audio feed and archived recording of the conference call available at http://public.viavid.com/index.php?id=101220.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the largest national provider of high-quality, cost-effective fixed-site diagnostic imaging services in the United States through a network of 237 owned and/or operated outpatient imaging centers (inclusive of 21 facilities held in Joint Ventures). RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,300 employees. For more information, visit http://www.radnet.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2012 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE DATA)

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$234	$2,455
Accounts receivable, net	131,443	128,432
Asset held for sale	–	2,300
Prepaid expenses and other current assets	21,171	19,140
Total current assets	152,848	152,327
PROPERTY AND EQUIPMENT, NET	219,044	215,527
OTHER ASSETS
Goodwill	166,160	159,507
Other intangible assets	51,483	53,105
Deferred financing costs, net	11,948	13,490
Investment in joint ventures	23,119	22,326
Deposits and other	3,007	2,906
Total assets	$627,609	$619,188
LIABILITIES AND EQUITY DEFICIT
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$109,039	$103,101
Due to affiliates	4,490	3,762
Deferred revenue	1,008	1,076
Current portion of notes payable	6,275	6,608
Current portion of deferred rent	1,023	999
Current portion of obligations under capital leases	4,607	6,834
Total current liabilities	126,442	122,380
LONG-TERM LIABILITIES
Deferred rent, net of current portion	14,965	12,407
Deferred taxes	277	277
Line of credit	59,500	58,000
Notes payable, net of current portion	481,267	484,046
Obligations under capital lease, net of current portion	2,282	3,338
Other non-current liabilities	7,834	8,547
Total liabilities	692,567	688,995
COMMITMENTS AND CONTINGENCIES

EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized; 38,340,482, and 37,426,460 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	4	4
Paid-in-capital	167,385	165,796
Accumulated other comprehensive loss	(369)	(946)
Accumulated deficit	(232,775)	(235,610)
Total RadNet, Inc.'s equity deficit	(65,755)	(70,756)
Noncontrolling interests	797	949
Total equity deficit	(64,958)	(69,807)
Total liabilities and equity deficit	$627,609	$619,188

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
NET SERVICE FEE REVENUE
Service fee revenue, net of contractual allowances and discounts	$171,746	$153,370	$340,246	$297,453
Provision for bad debts	$(6,395)	(5,671)	(12,879)	(10,702)
Net service fee revenue	165,351	147,699	327,367	286,751

OPERATING EXPENSES
Cost of operations	136,554	119,113	271,954	234,941
Depreciation and amortization	14,893	14,296	29,785	28,217
Loss (gain) on sale and disposal of equipment	276	(1,356)	300	(1,597)
Severance costs	163	509	612	654
Total operating expenses	151,886	132,562	302,651	262,215

INCOME FROM OPERATIONS	13,465	15,137	24,716	24,536

OTHER EXPENSES
Interest expense	13,475	13,150	27,042	26,065
Other income	(1,344)	(689)	(2,491)	(2,060)

Total other expenses	12,131	12,461	24,551	24,005

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	1,334	2,676	165	531

Provision for income taxes	(421)	(337)	(666)	(484)
Equity in earnings of joint ventures	1,986	1,267	3,248	2,751
NET INCOME	2,899	3,606	2,747	2,798
Net (loss) income attributable to noncontrolling interests	(47)	85	(88)	153
NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$2,946	$3,521	$2,835	$2,645

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.08	$0.09	$0.08	$0.07

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07	$0.09	$0.07	$0.07

WEIGHTED AVERAGE SHARES OUTSTANDING

Basic	37,761,316	37,357,840	37,715,723	37,308,038

Diluted	39,430,716	39,820,163	39,215,632	39,376,958

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS)

(unaudited)

	Six Months Ended
	June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,747	$2,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,785	28,217
Provision for bad debt	12,879	10,702
Equity in earnings of joint ventures	(3,248)	(2,751)
Distributions from joint ventures	3,375	2,370
Deferred rent amortization	2,582	1,310
Amortization of deferred financing cost	1,542	1,467
Amortization of bond discount	132	119
Loss (gain) on sale and disposal of equipment	300	(1,597)
Amortization of cash flow hedge	551	612
Stock-based compensation	1,706	1,790
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(14,097)	(30,514)
Other current assets	(1,887)	(1,363)
Other assets	(29)	(227)
Deferred revenue	(68)	(230)
Accounts payable, accrued expenses and other	4,547	10,164
Net cash provided by operating activities	40,817	22,867
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(9,917)	(11,529)
Purchase of property and equipment	(25,347)	(24,915)
Proceeds from insurance claims on damaged equipment	–	2,469
Proceeds from sale of equipment	446	291
Proceeds from sale of imaging facilities	2,300	–
Purchase of equity interest in joint ventures	(920)	(1,500)
Net cash used in investing activities	(33,438)	(35,184)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(8,016)	(10,602)
Deferred financing costs	–	(217)
Proceeds from, net of payments on, line of credit	1,500	25,700
Payments to counterparties of interest rate swaps, net of amounts received	(3,046)	(3,219)
Distributions to noncontrolling interests	(64)	(71)
Proceeds from issuance of common stock upon exercise of options/warrants	–	242
Net cash (used in) provided by financing activities	(9,626)	11,833
EFFECT OF EXCHANGE RATE CHANGES ON CASH	26	35

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,221)	(449)
CASH AND CASH EQUIVALENTS, beginning of period	2,455	627
CASH AND CASH EQUIVALENTS, end of period	$234	$178

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$24,451	$23,229

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	June 30,
	2012	2011
Net Income Attributable to RadNet, Inc. Common Shareholders	$2,946	$3,521
Plus Provision for Income Taxes	421	337
Plus Other Expenses (Income)	(1,344)	(689)
Plus Interest Expense	13,475	13,150
Plus Severence Costs	163	509
Plus Loss (Gain) on Sale of Equipment	276	(1,356)
Plus Depreciation and Amortization	14,893	14,296
Plus Non Cash Employee Stock Compensation	531	742
Adjusted EBITDA(1)	$31,361	$30,510

	Six Months Ended
	June 30,
	2012	2011
Net Income Attributable to RadNet, Inc. Common Shareholders	$2,835	$2,645
Plus Provision for Income Taxes	666	484
Plus Other Expenses (Income)	(2,491)	(2,060)
Plus Interest Expense	27,042	26,065
Plus Severence Costs	612	654
Plus Loss (Gain) on Sale of Equipment	300	(1,597)
Plus Depreciation and Amortization	29,785	28,217
Plus Non Cash Employee Stock Compensation	1,706	1,790
Adjusted EBITDA(1)	$60,455	$56,198

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RADNET PAYMENTS BY PAYORS *

	Second Quarter	Full Year	Full Year
	2012**	2011	2010

Commercial Insurance	56.1%	55.1%	55.7%
Medicare	20.7%	20.2%	19.3%
Capitation	13.1%	14.5%	15.3%
Workers Compensation/Personal Injury	4.5%	4.5%	4.1%
Medicaid	3.5%	3.4%	3.2%
Other	2.1%	2.3%	2.4%
	100.0%	100.0%	100.0%

RADNET PAYMENTS BY MODALITY *

	Second Quarter	Full Year	Full Year
	2012**	2011	2010

MRI	35.6%	35.1%	34.3%
CT	15.9%	16.1%	17.5%
PET/CT	6.0%	6.0%	6.1%
X-ray	10.3%	10.1%	10.1%
Ultrasound	11.0%	10.9%	11.0%
Mammography	15.8%	15.9%	16.0%
Nuclear Medicine	1.4%	1.6%	1.7%
Other	4.0%	4.2%	3.2%
	100.0%	100.0%	100.0%

RADNET AVERAGE PAYMENTS BY MODALITY *

	Second Quarter	Full Year	Full Year
	2012**	2011	2010

MRI	$495	$497	$501
CT	299	301	306
PET/CT	1,487	1,490	1,494
X-ray	41	41	40
Ultrasound	107	107	107
Mammography	134	134	135
Nuclear Medicine	321	321	322
Other	123	124	126

Note

*	Based upon global payments received from consolidated Imaging Centers from that period's dates of service. Excludes payments from hospital contracts, unconsolidated Joint Ventures, Breastlink, eRAD, center management fees and other miscellaneous operating activities.

**	Includes, for the first time, the recently acquired operations from CML Healthcare completed in November 2011.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events that have taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as an analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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